EXHIBIT 99.1

FOR IMMEDIATE RELEASE March 6, 2019

TANDY LEATHER FACTORY REPORTS Q4 AND FY 2018 FINANCIAL RESULTS

FORT WORTH, TEXAS – Tandy Leather Factory, Inc. (NASDAQ: TLF) today reported financial results for the fourth quarter and year ended December 31, 2018.  A conference call will be conducted by senior management at 10:00 am Eastern Time on March 7, 2019.  Dial-in details are referenced below.

•
Total sales for the fourth quarter of 2018 were $24.7 million, up 1.0% over fourth quarter 2017.  North America reported comparable store sales increase of 0.7%, while new stores added $0.3 million of sales. International reported comparable store sales decline of 1.3%.

•	Q4'18 gross profit margin decreased to 57.4% (after adjusting for a $1.4 million write down for damaged and slow-moving items) compared to prior year's 62.4%.
•
Q4'18 operating loss was approximately $237,000 due to higher costs associated with its recent change in management, exit costs associated with store closures, and impairment charges for underperforming stores.

•
At December 31, 2018, cash totaled $24.1 million.  During 2018, cash provided by operations equaled $6.9 million, while 243,387 treasury shares were repurchased at an average price of $6.79.  These stock repurchases were primarily funded by the Company's line of credit which totaled $9.0 million and bore interest at 4.0%.  To date in 2019, the Company has fully repaid its debt and repurchased an additional 53,626 shares totaling $306,000 under its buy-back program.

Commenting on the results, Janet Carr, Chief Executive Officer, said, "As expected, our fourth-quarter 2018 results reflected the glide path of the business leading into the quarter with some transition and clean-up layered on.   More importantly, in Q4 we began the process of revitalizing our brand and building the operating model and infrastructure that will support our long-term vision for the business.  This work and these investments will continue into 2019 as we put the Company on the right foundation for exciting future growth."

Consolidated net loss for the quarter ended December 31, 2018 was $0.6 million compared to $1.7 million consolidated net income for the fourth quarter of 2017.  Fully diluted (loss) earnings per share ("EPS") for the fourth quarter of 2018 were ($0.07), compared to $0.18 in last year's fourth quarter.  Included in fourth quarter 2018's results were the following discrete items:

•	$1.4 million write down of inventory to net realizable value for damaged and slow-moving inventory to be disposed or sold through in the first half of 2019.
•
$0.6 million of non-recurring charges related to separation agreements executed with its former officers that included accelerated vesting of restricted stock units, as well as severance payments and other benefits.

•
$0.2 million of exit costs associated with the recent closure of its Irving, TX; Fort Wayne, IN; and Minto, Australia stores consisting of involuntary termination benefits and lease exit obligation costs.

•	$0.3 million of impairment charges related to four underperforming stores.
•	$0.2 million of additional taxes related to cross-border intercompany transactions with its Canadian subsidiary.

Consolidated net income for full year 2018 decreased to $2.0 million or EPS of $0.21 versus $4.5 million or $0.48 in the comparable period last year.  In addition to the discrete items included in the fourth quarter results mentioned above, 2018 results also include $0.6 million of higher costs associated with the five stores that have opened since April 2017, $0.8 million of higher labor costs for increases in store associate wages and testing extending store operating hours, partially offset by $0.9 million of lower print and postage costs.

At December 31, 2018, inventory totaled $33.9 million, a decrease of $3.4 million from the beginning of the year.  The Company plans to continue to improve its inventory turnover.

Key Initiatives
Strategic plans to drive future sales growth and long-term profitability include the following key actions that are currently being undertaken:
•	We are developing a new operating model to better serve our retail and wholesale/business customers and align the cost structure with the related margin earned from those customers.
•
Enhancing our business processes and infrastructure to support our new operating model requires additional headcount in areas such as human resources, technology and marketing.  We expect that 2019 will be a year of investment and change as we rebuild our infrastructure, and there may be some overlap of old and new systems and people during this transition, which will inflate our 2019 operating expenses.  We believe that these investments in talent and technology will drive future sales growth and cost savings in 2020 and beyond.

•	Going forward, our retail fleet will be managed primarily for cash flow which may result in an additional four to six store closures in 2019.
•
To support our business priorities, we have made changes to our Retail field organization and incentives, including reducing our store management structure, which allows us to invest in other areas of the business.

•	We are improving our brand proposition, with a focus on our products, promotion and pricing. Our goal is to ensure that we are investing in the right areas to drive sales growth.

Conference Call Information
A conference call will be conducted by senior management at 10:00 a.m. Eastern Time on March 7, 2019, and will be accessible to the public by calling 877-312-5524 or 253-237-1144.  Callers should dial in approximately 5 minutes before the call begins. A conference call replay will be available through 12:00 p.m. Eastern Time on March 12, 2019 and can be accessed by calling 855-859-2056 or 404-537-3406.  For both, reference conference ID number 9687767.  This call will be webcast and can be accessed at the company's web site at www.tandyleather.com.
Tandy Leather Factory, Inc., (http://www.tandyleather.com), headquartered in Fort Worth, Texas, is a specialty retailer of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 115 North American stores located in 42 US states and 7 Canadian provinces, and two International stores located in the United Kingdom and Spain.  Its common stock trades on the Nasdaq with the symbol "TLF".  To be included on Tandy Leather Factory's email distribution list, go to http://www.b2i.us/irpass.asp?BzID=1625&to=ea&s=0.
Contact:	Tina Castillo, Tandy Leather Factory, Inc.	(817) 872-3200 or tcastillo@tandyleather.com

This news release may contain statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: changes in general economic conditions, negative trends in general consumer-spending levels, failure to realize the anticipated benefits of opening retail stores; availability of hides and leathers and resultant price fluctuations; change in customer preferences for our product, and other factors disclosed in our filings with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date hereof, and except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Selected financial data (UNAUDITED):

	Quarter Ended 12/31/18		Quarter Ended 12/31/17
	Net Sales	Loss from Operations	Net Sales	Income from Operations
North America	$23,913,163	$(200,423)	$23,488,067	$3,222,571
International	831,240	(37,000)	1,014,205	(23,952)
Total Operations	$24,744,403	$(237,423)	$24,502,272	$3,198,619

	Year Ended 12/31/18		Year Ended 12/31/17
	Net Sales	Income (Loss) from Operations	Net Sales	Income (Loss) from Operations
North America	$79,553,353	$4,182,969	$78,568,219	$7,498,817
International	3,544,834	(354,506)	3,753,049	(256,995)
Total Operations	$83,098,187	$3,828,463	$82,321,268	$7,241,822

North America	Quarter Ended 12/31/18		Quarter Ended 12/31/17
	# of stores	Net Sales	# of stores	Net Sales
Same stores*	115	$23,655,946	115	$23,488,067
New stores	2	257,217	-	-
Total Sales – North America	117	$23,913,163	115	$23,488,067

North America	Year Ended 12/31/18		Year Ended 12/31/17
	# of stores	Net Sales	# of stores	Net Sales
Same stores*	111	$77,136,143	111	$77,460,635
New stores	5	1,798,936	3	612,174
Closed/temp close stores	1	618,274	1	495,410
Total Sales – North America	117	$79,553,353	115	$78,568,219

International	Quarter Ended 12/31/18		Quarter Ended 12/31/17
	# of stores	Net Sales	# of stores	Net Sales
Same stores*	3	$831,240	3	$842,035
Closed store	1	-	1	172,170
Total Sales – International	4	$831,240	4	$1,014,205

International	Year Ended 12/31/18		Year Ended 12/31/17
	# of stores	Net Sales	# of stores	Net Sales
Same stores*	3	$3,097,440	3	$3,062,862
Closed store	1	447,394	1	690,187
Total Sales – International	4	$3,544,834	4	$3,753,049

*Same store sales are defined as sales from existing stores that were opened during the same comparable fiscal period

TANDY LEATHER FACTORY, INC.
(UNAUDITED)
CONSOLIDATED BALANCE SHEETS

	12/31/18	12/31/17
ASSETS
CURRENT ASSETS:
Cash	$24,070,351	$18,337,258
Accounts receivable-trade, net of allowance for doubtful accounts
of $15,703 and $22,642 in 2018 and 2017, respectively	408,170	461,212
Inventory	33,867,276	37,311,197
Prepaid income taxes	383,478	41,307
Prepaid expenses	1,244,754	1,473,147
Other current assets	161,208	189,029
Total current assets	60,135,237	57,813,150

PROPERTY AND EQUIPMENT, at cost	28,005,563	27,218,481
Less accumulated depreciation and amortization	(13,606,266)	(11,750,639)
	14,399,297	15,467,842

DEFERRED INCOME TAXES	248,228	271,738
GOODWILL	954,765	962,949
OTHER INTANGIBLES, net of accumulated amortization of
$713,000 and $710,000 in 2018 and 2017, respectively	16,500	19,222
OTHER ASSETS	386,107	379,695
	$76,140,134	$74,914,596

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable-trade	$1,215,490	$1,413,450
Accrued expenses and other liabilities	4,939,829	4,953,477
Current maturities of capital lease obligation	-	-
Current maturities of long-term debt	747,335	614,311
Total current liabilities	6,902,654	6,981,238

DEFERRED INCOME TAXES	1,556,493	1,636,958

LONG-TERM DEBT, net of current maturities	8,220,683	6,757,419

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.10 par value; 20,000,000 shares
authorized, none issued or outstanding	-	-
Common stock, $0.0024 par value; 25,000,000 shares
authorized, 11,346,778 and 11,313,692 shares issued at 2018 and 2017,
9,060,561 and 9,270,862 outstanding at 2018 and 2017, respectively	27,232	27,153
Paid-in capital	7,158,821	6,831,271
Retained earnings	65,716,761	63,921,244
Treasury stock at cost (2,286,217 and 2,042,830 shares at 2018 and 2017)	(11,931,850)	(10,278,584)
Accumulated other comprehensive income	(1,510,660)	(962,103)
Total stockholders' equity	59,460,304	59,538,981
	$76,140,134	$74,914,596

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31,

	THREE MONTHS		TWELVE MONTHS
	2018	2017	2018	2017
NET SALES	$24,744,403	$24,502,272	$83,098,187	$82,321,268

COST OF SALES	11,972,449	9,205,353	32,517,996	30,207,439

Gross profit	12,771,954	15,296,919	50,580,191	52,113,829

OPERATING EXPENSES	13,009,377	12,098,300	46,751,728	44,872,007

(LOSS) INCOME FROM OPERATIONS	(237,423)	3,198,619	3,828,463	7,241,822

OTHER EXPENSE (INCOME):
Interest expense	81,423	62,390	304,957	205,555
Other (income), net	(53,732)	(11,258)	(180,191)	(126,857)
Total other expense	27,691	51,132	124,766	78,698

(LOSS) INCOME BEFORE INCOME TAXES	(265,114)	3,147,487	3,703,697	7,163,124

PROVISION FOR INCOME TAXES	363,235	1,476,147	1,739,869	2,711,373

NET (LOSS) INCOME	$(628,349)	$1,671,340	$1,963,828	$4,451,751

NET(LOSS) INCOME PER COMMON SHARE:
Basic	$(0.07)	$0.18	$0.21	$0.48
Diluted	$(0.07)	$0.18	$0.21	$0.48

Weighted Average Number of Shares Outstanding:
Basic	9,143,746	9,270,862	9,185,203	9,242,092
Diluted	9,143,746	9,272,330	9,185,662	9,256,810

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
FOR THE YEAR ENDED DECEMBER 31,

	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,963,828	$4,451,751
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,797,281	1,875,102
Impairment of long-lived assets	285,477	-
Loss on disposal or abandonment of assets	1,321	3,139
Non-cash stock-based compensation	327,629	239,599
Deferred income taxes	(90,997)	(215,576)
Foreign currency translation	(502,559)	883,670
Net changes in assets and liabilities:
Accounts receivable-trade, net	53,042	99,772
Inventory	3,443,921	(4,133,658)
Prepaid expenses	239,082	135,713
Other current assets	27,821	(48,797)
Accounts payable-trade	(197,960)	(208,434)
Accrued expenses and other liabilities	(181,959)	(983,710)
Income taxes payable	(308,129)	923,016
Total adjustments	4,893,970	(1,430,164)
Net cash provided by operating activities	6,857,798	3,021,587

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,091,433)	(1,689,645)
Proceeds from sale of assets / insurance	27,396	35,963
(Increase) in other assets	(3,690)	(43,669)
Net cash used in investing activities	(1,067,727)	(1,697,351)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable and long term debt	1,596,288	-
Repurchase of common stock (treasury stock)	(1,653,266)	-
Proceeds from exercise of stock options	-	223,404
Net cash (used in) provided by financing activities	(56,978)	150,718

NET INCREASE IN CASH	5,733,093	1,474,954

CASH, beginning of period	18,337,258	16,862,304

CASH, end of period	$24,070,351	$18,337,258

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$304,957	$205,555
Income tax paid during the period, net of (refunds)	$2,138,995	$1,788,357